Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305 (B) (2)
THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5691211

(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer Identification number)

One Liberty Plaza New York, N.Y.	10006

(Address of principal executive office)	(Zip code)
N/A
Name, address and telephone number of agent for service
Potash Corporation of Saskatchewan Inc.
(Exact name of obligor as specified in its charter)
Saskatchewan, Canada
(State or other jurisdiction of incorporation or organization)
N/A
(I.R.S. employer identification no.)

Suite 500 122 – 1st Avenue South Saskatoon, Saskatchewan, Canada	S7K 7G3

(Address of principal executive offices)	(Postal Code)
Debt Securities
(Title of the indenture securities)

Item 1.	General Information
     Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Board of Governors of the Federal Reserve System Washington, D.C.

State of New York Banking Department State House, Albany, N.Y.
(b)	Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliation with the Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     The obligor is not an affiliate of the Trustee.
Item 3 through Item 15. Not applicable.

Item 16.	List of Exhibits.
     List below all exhibits filed as part of this statement of eligibility.

Exhibit 1	-	Copy of the Organization Certificate of the Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

Exhibit 2	-	Copy of the Certificate of Authority of the Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

Exhibit 3	-	None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

Exhibit 4	-	Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 333-6688).

Exhibit 5	-	No Indenture referred to in Item 4.

Exhibit 6	-	The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

Exhibit 7	-	Copy of the latest Report of Condition of the Trustee as of December 31, 2009

SIGNATURE
          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of June, 2010.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
By:	/s/ John F. Neylan
John F. Neylan
Trust Officer

The Bank of Nova Scotia Trust Company of New York

Legal Title of Bank
New York

City
New York          10006

State                    Zip Code
FDIC Certificate Number /_/_/_/_/_/
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2009
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
SCHEDULE RC-BALANCE SHEET

		Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)	0081			715	1.a.
	b.	Interest-bearing balances(2)	0071		7	500	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754		7	265	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773			0	2.b.
3.	Federal funds sold and securities purchased under agreement to resell		1350
	a.	Federal Funds sold	B987			0	3.a.
	b.	Securities purchased under agreements to resell(3)	B989			0	3.b.
4.	Loans and lease financing receivable (from Schedule RC-C):
	a.	Loans and leases held for sale	5369			0	4.a.
	b.	Loans and leases, net of unearned income	B528				4.b.
	c.	LESS: Allowance for loan and lease losses	3123				4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			0	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Direct and indirect investments in real estate ventures		3656			0	9.
10.	Intangible assets:
	a.	Goodwill	3163			0	10.a.
	b.	Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			370	11.
12.	Total assets (sum of items 1 through 11)		2170		15	850	12.

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

		Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200			0	13.a.
		(1) Noninterest-bearing(l)	6631				13.a.(1)
		(2) Interest-bearing	6636				13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal Funds purchased(2)	B993			0	14.a.
	b.	Securities sold under agreements to purchase(3)	B995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(4)		3200			0	19.
20.	Other liabilities (from Schedule RC-G)		2930			669	20.
21.	Total liabilities (sum of items 13 through 20)		2948			669	21.
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838			0	23.
24.	Common stock		3230		1	000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.	a.	Retained earnings	3632		4	151	26.a.
	b.	Accumulated other comprehensive income(5)	B530			0	26.b.
	c.	Other equity capital components(6)	A130			0	26.c.
27.	a.	Total bank equity capital (sum of items 23 through 26.c)	3210		15	181	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000			0	27.b.
28.	Total equity capital (sum of items 27.a. and 27.b)		G105		15	181	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300		15	850	29.
Memoranda
To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed far the bank by independent external auditors as of any date during 2008.	6724	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work
To be reported with the March Report of Condition.

		RCON	MM	DD
2.	Bank’s fiscal year-end date	6724			M.2.
(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plans